Exhibit 15



              CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
of SafeCard Services, Incorporated


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 and S-8 (Nos. 33-48317 and 33-51439) of SafeCard Services, Incorporated of our report dated December 10, 1993 appearing on page 41 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 19 of this Form 10-K.




PRICE WATERHOUSE
Denver, Colorado
January 28, 1994